UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

Insys Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35902	51-0327886
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1333 South Spectrum Blvd., Suite 100

Chandler, Arizona 85286

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (602) 910-2617

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03      Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On November 4, 2014, the Board of Directors of Insys Therapeutics, Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws. The amended and restated bylaws added a new Section 49 that specifies the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain actions involving the Company and a new Section 50 that requires certain plaintiffs that bring unsuccessful claims against the Company or any director, officer, employee or affiliate of the Company, or parties that assist or have a direct financial interest in such claims, to pay the fees, costs and expenses of the Company and any director, officer, employee or affiliate of the Company incurred in connection with the unsuccessful claim. The amended and restated bylaws of the Company, which are included as Exhibit 3.1 to this Current Report, were effective as of November 4, 2014.

Item 9.01.        Financial Statements and Exhibits.

            3.1                  Amended and Restated Bylaws of Insys Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Insys Therapeutics, Inc.

Dated: November 10, 2014	By:	/s/ Darryl S. Baker
Darryl S. Baker
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document

3.1	Amended and Restated Bylaws of Insys Therapeutics, Inc.